Exhibit 1(u)

BLACKROCK FUNDS VII, INC.

ARTICLES SUPPLEMENTARY

BLACKROCK FUNDS VII, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The Corporation is registered as an open-ended company under the Investment Company Act of 1940, as amended, with the authority to issue Six Billion (6,000,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Sustainable Emerging Markets Equity Fund
Institutional Common Stock	100,000,000
Investor A Common Stock	200,000,000
Class K Common Stock	2,000,000,000
Class R Common Stock	200,000,000
BlackRock Sustainable U.S. Growth Equity Fund
Institutional Common Stock	500,000,000
Investor A Common Stock	100,000,000
Class K Common Stock	500,000,000
BlackRock Sustainable U.S. Value Equity Fund
Institutional Common Stock	500,000,000
Investor A Common Stock	100,000,000
Class K Common Stock	500,000,000
BlackRock Sustainable International Equity Fund
Institutional Common Stock	500,000,000
Investor A Common Stock	100,000,000
Class K Common Stock	500,000,000
Total: 5,800,000,000

The remainder of the authorized capital stock of the Corporation, Two Hundred Million (200,000,000) shares, is not designated or classified as to any class or series. All shares of all classes of the capital stock of the Corporation have a par value of Ten Cents ($0.10) per share and an aggregate par value of Six Hundred Million Dollars ($600,000,000).

SECOND: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Section 2-105(c) of the Maryland General Corporation Law and the Corporation’s charter, the Board of Directors hereby reclassifies all of the authorized but unissued shares of stock of BlackRock Sustainable U.S. Growth Equity Fund and BlackRock Sustainable International

Equity Fund, each a series of the Corporation, as shares of the Corporation’s common stock, without designation as to class or series.

THIRD: After the reclassification of authorized shares of capital stock of the Corporation as set forth herein, the Corporation will have the authority to issue Six Billion (6,000,000,000) shares of capital stock as follows:

Series and Classes	Number of Authorized Shares
BlackRock Sustainable Emerging Markets Equity Fund
Institutional Common Stock	100,000,000
Investor A Common Stock	200,000,000
Class K Common Stock	2,000,000,000
Class R Common Stock	200,000,000
BlackRock Sustainable U.S. Value Equity Fund
Institutional Common Stock	500,000,000
Investor A Common Stock	100,000,000
Class K Common Stock	500,000,000
Total: 3,600,000,000

The remainder of the authorized capital stock of the Corporation, Two Billion Four Hundred Million (2,400,000,000) shares, is not designated or classified as to any class or series. All shares of capital stock of the Corporation will have a par value of Ten Cents ($0.10) per share and an aggregate par value of Six Hundred Million Dollars ($600,000,000).

FOURTH: All of the shares of the Corporation’s capital stock continue to have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as currently set forth in the Corporation’s charter.

FIFTH: These Articles Supplementary shall be effective as of the 13th day of August, 2024.

[signatures on the next page]

IN WITNESS WHEREOF, BLACKROCK FUNDS VII, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and that, as to all matters and facts required to be verified under oath and to the best of his knowledge, information and belief under the penalties of perjury, the matters and facts set forth herein are true in all material respects, as of this 20th day of August 2024.

ATTEST:	BLACKROCK FUNDS VII, INC.

/s/ Janey Ahn	By:	/s/ John M. Perlowski
Janey Ahn		John M. Perlowski
Secretary		President and Chief Executive Officer

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